Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hancock Park Corporate Income, Inc.

Chicago, Illinois

We hereby consent to the use in this Registration Statement on Form 10 of our report dated July 6, 2016, relating to the financial statements of Hancock Park Corporate Income, Inc., which is contained in this Registration Statement.

/s/ BDO USA, LLP

Chicago, Illinois

July 6, 2016